SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        AMENDMENT NO. 1 TO SCHEDULE 13E-3

                        Rule 13e-3 Transaction Statement
       (Pursuant to Section 13(e) of the Securities Exchange Act of 1934)

                   Swift Energy Pension Partners 1991-A, Ltd.
                              (Name of the Issuer)

                              Swift Energy Company
                      (Name of Person(s) Filing Statement)

                           Swift Depositary Interests
                         (Title of Class of Securities)


                      (CUSIP Number of Class of Securities)

                              Mr. Bruce H. Vincent
                        16825 Northchase Drive, Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700
                                  -------------
       (Name, Address and Telephone Number of Person Authorized to Receive
        Notices and Communications on Behalf of Persons Filing Statement)

                                    Copy to:
                             Donald W. Brodsky, Esq.
                               Jenkens & Gilchrist
                           A Professional Corporation
                           1100 Louisiana, Suite 1800
                              Houston, Texas 77002
                                 (713) 951-3300
                              ---------------------
     This statement is filed in connection with (check the appropriate box):

[X]      (a)  The filing of solicitation  materials or an information  statement subject to Regulation 14A,  Regulation 14C, or Rule 13e-3(c) under the Securities Exchange Act of 1934.
[ ]      (b)  The filing of a registration statement under the Securities Act of
              1933.
[ ]      (c)  A tender offer.
[ ]      (d)  None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies. [X]

Calculation of Filing Fee:


    Transaction Valuation*                     Amount of Filing Fee**

           $686,245                                   $137.25


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*        For purposes of calculating the fee only. The filing fee was calculated pursuant to Rule 14a-6(i)(2) and Rule 0-11 of the Securities Exchange Act of 1934, is based on the 2,541,649.6 outstanding depositary interests multiplied by the estimated liquidating distribution (based on estimated value of underlying assets) of $0.27 per depositary interest.

** 1/50th of one percent of the estimated aggregate value of the partner-ship assets.

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  Amount Previously Paid:            $137.25
                  Form or Registration No.:          Schedule 14A
                  Filing Party:                      Swift Energy Company, Inc.
                  Date Filed:                        May 27, 1997



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         This  Amendment  No. 1 to the Rule  13E-3  Transaction  Statement  (the
"Schedule 13E-3"), which was originally filed on August 20, 1997, is being filed by Swift Energy Company, a Texas corporation ("Swift"), pursuant to Section 13(e) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and Rule 13E-3 thereunder. The original Schedule 13E-3 was filed in connection with the solicitation of proxies from the limited partners of Swift Energy Pension Partners 1991-A, Ltd. (the "Partnership"), the purpose for which is to obtain the approval from the limited partners of the Partnership to sell all of its assets and liquidate the Partnership. Swift filed the original
Schedule 13E-3 because the proxy statement provided that Swift might purchase some of the Property Interests of the Partnership at auction if the minimum price set by an independent appraisal was not bid by a third party at the auction, in addition to Property Interests in the North Buck Draw Unit that were to be sold to an affiliated Partnership managed by Swift. Such purchases by Swift and its affiliated partnership, if consummated, would have constituted a sale of substantially all of the assets of the Partnership to Swift, its managing general partner, or to its affiliated partnership, and therefore, could be deemed to constitute a "Rule 13E-3 transaction" within the meaning of Rule 13E-3(a)(3), thereby necessitating a filing of Schedule 13E-3.

         Subsequent to the filing of the original Schedule 13E-3, it was determined that the affiliated partnership would not purchase the Partnership's Property Interest in the North Buck Draw Unit, and therefore the solicitation of proxies from the limited partners of the Partnership does not constitute a "Rule 13E-3 transaction." Although the proxy statement still provides that Swift may purchase some of the property interests of the Partnership under the procedures set forth in the original Schedule 13E-3, such property interests would not constitute "substantially all of the assets" of the Partnership and there is, therefore, no Rule 13E-3 transaction with respect to the Partnership.

         The filing of this Amendment No. 1 to Schedule 13E-3 shall not be deemed an admission that Section 13(e) of the Exchange Act or Rule 13E-3 thereunder was applicable to the solicitation that was the subject of the Proxy Statement originally filed on August 20, 1997.

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                                    SIGNATURE

        After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated:   October 8, 1997              SWIFT ENERGY PENSION PARTNERS 1991-A, LTD.


                                      SWIFT ENERGY COMPANY
                                      as Managing General Partner of
                                      Swift Energy Pension Partners 1991-A, Ltd.

                                          /s/ Bruce H. Vincent
                                       -----------------------------------------
                                       Bruce H. Vincent
                                       Senior Vice President

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